Exhibit (k)(9)

STELLUS CAPITAL INVESTMENT CORPORATION

10000 Memorial Drive, Suite 500

Houston, TX 77024

November 2, 2012

D. E. Shaw Direct Capital Portfolios, L.L.C.

DC Funding SPV, L.L.C.

1166 Avenue of the Americas

New York, NY 10036

Attn: General Counsel

Re: Certain Understandings Regarding Purchase Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being entered into in connection with the Purchase Agreement dated as of October 22, 2012 (the “Purchase Agreement”), by and among D. E. Shaw Direct Capital Portfolios, L.L.C., DC Funding SPV, L.L.C. (collectively, the “Sellers”), and Stellus Capital Investment Corporation (“Buyer”) in order to amend the Purchase Agreement in the manner contemplated hereby. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

For the consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties to this Letter Agreement hereby agree as follows:

A.	Amendment to Section 2.5

1.      Section 2.5(a)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i) price on or prior to 3:00 p.m. (Eastern Standard Time) on November 8, 2012, or”

B.	Effect on Purchase Agreement; Counterparts

Except as specifically set forth in this Letter Agreement, the Purchase Agreement shall remain in full force and effect in accordance with its terms. Upon execution hereof, the terms of this Letter Agreement shall be incorporated into, and comprise a part of, the Purchase Agreement and shall be construed consistently therewith. This Letter Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties to this Letter Agreement have caused this Letter Agreement to be executed and delivered as of the date first set forth above.

STELLUS CAPITAL INVESTMENT CORPORATION

By: _________________________________

Name:

Title:

D. E. SHAW DIRECT CAPITAL PORTFOLIOS, L.L.C.

By: _________________________________

Name:

Title:

DC FUNDING SPV, L.L.C.

By: _________________________________

Name:

Title: